23.1   CONSENT OF INDEPENDENT AUDITORS

                                 Peterson & Co.
                          Certified Public Accountants
                   A Partnership of Professional Corporations

To the Board of Directors of
Omega Med Corporation

We consent to the reference to our firm under the caption "Experts" and to the use of our audit and review reports dated June 27, 2001 and July 11, 2001 respectively in the Registration Statement on Form SB-2 and related Prospectus, and any amendments thereto, of Omega Med Corporation for the registration of
1,200,000 shares of its common stock.

                               /s/ Peterson & Co.
                               Peterson & Co.

Dated: April 22, 2002
San Diego, California

            3655 Nobel Drive, Suite 500, San Diego, California 92122
                    Phone (858) 597-4100 Fax (858) 597-4111
                             San Diego    Ramona
            E-mail: info@petersonco.com Web site: www.petersonco.com
          Members: American Institute of Certified Public Accountants
                   California Society of Public Accountants